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Exhibit 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

     In connection with the Annual Report of pSivida Limited (the "Company") on Form 20-F for the period ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Gavin Rezos, Chief Executive Officer and Managing Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: JANUARY 18, 2006

/s/ Gavin Rezos*
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Gavin Rezos

CHIEF EXECUTIVE OFFICER AND MANAGING DIRECTOR
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Title

*The originally executed copy of this Certification will be maintained at the Company's offices and will be made available for inspection upon request.